As filed with the Securities and Exchange Commission on October 12, 2021

Registration No. 333-222101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STAGWELL INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1390679
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One World Trade Center, Floor 65

New York, NY 10007

(646) 429-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank Lanuto

Chief Financial Officer

Stagwell Inc.

One World Trade Center, Floor 65

New York, NY 10007

(646) 412-6857

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Tiger, Esq.

Andrea M. Basham, Esq.

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, New York 10022

(212) 277-4000

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) is filed by Stagwell Inc., a Delaware corporation (the “Company”), and amends the registration statement initially filed by MDC Partners Inc., a corporation incorporated under the federal laws of Canada (the “Predecessor”), on Form S-3 (File No. 333-222101) with the Securities and Exchange Commission (the “Commission”) on December 12, 2017 (the “Registration Statement”), relating to 14,117,538 Class A Subordinate Voting Shares, 95,000 Series 4 Convertible Preference Shares and 2,486,506 Series 5 Convertible Preference Shares of the Predecessor.

No securities have been offered or sold pursuant to the Registration Statement. Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to remove from registration the securities covered by the Registration Statement and to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 12, 2021.

STAGWELL INC.

By:	/s/ Frank Lanuto
Name: Frank Lanuto
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Lanuto and Vincenzo DiMaggio, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments (including registration statements pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank Lanuto	Chief Financial Officer (Principal Financial Officer)	October 12, 2021
Frank Lanuto
/s/ Vincenzo DiMaggio	Chief Accounting Officer (Principal Accounting Officer)	October 12, 2021
Vincenzo DiMaggio
/s/ Mark Penn	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	October 12, 2021
Mark Penn
/s/ Charlene Barshefsky	Director	October 12, 2021
Ambassador Charlene Barshefsky
/s/ Bradley Gross	Director	October 12, 2021
Bradley Gross
/s/ Wade Oosterman	Director	October 12, 2021
Wade Oosterman
/s/ Desirée Rogers	Director	October 12, 2021
Desirée Rogers
/s/ Irwin D. Simon	Director	October 12, 2021
Irwin D. Simon
/s/ Brandt Vaughan	Director	October 12, 2021
Brandt Vaughan
/s/ Eli Samaha	Director	October 12, 2021
Eli Samaha